UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Black Creek Diversified Property Fund Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.                              Entry into a Material Definitive Agreement.

Third Amended and Restated Advisory Agreement

On December 1, 2021, Ares Real Estate Income Trust Inc. (f/k/a Black Creek Diversified Property Fund Inc. and referred to herein as the “Company,” “we,” “our,” or “us”) and AREIT Operating Partnership LP (f/k/a Black Creek Diversified Property Operating Partnership LP) (the “Operating Partnership”) replaced our then-current advisory agreement by entering into a Third Amended and Restated Advisory Agreement (2021) with our external advisor, ARES Commercial Real Estate Management LLC (the “Advisor”). Other than updating our name and that of our Operating Partnership, this agreement is substantially the same as the prior version.

Fourth Amended and Restated Dealer Manager Agreement

On December 1, 2021, we and our dealer manager, Ares Wealth Management Solutions, LLC (f/k/a Black Creek Capital Markets LLC) replaced our then-current dealer manager agreement by entering into a Fourth Amended and Restated Dealer Manager Agreement. Other than updating our name and that of our dealer manager, this agreement is substantially the same as the prior version.

Eleventh Amended and Restated Limited Partnership Agreement

On December 1, 2021, we and our Advisor replaced the then-current limited partnership agreement of the Operating Partnership by entering into an Eleventh Amended and Restated Limited Partnership Agreement. The amended agreement clarifies that restrictions with respect to the Advisor’s ability to request that the Operating Partnership repurchase limited partnership units (“OP Units”) allocated to the Advisor as a performance allocation from any prior calendar year do not apply any OP Units awarded in the then-current year for the prior year’s performance, if any. Other than that clarification and updating our name, that of our Operating Partnership and that of our Advisor, this agreement is substantially the same as the prior version.

Item 5.03.                              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

Effective November 30, 2021, we amended our charter by filing Articles of Amendment to change our name from “Black Creek Diversified Property Fund Inc.” to “Ares Real Estate Income Trust Inc.” The Articles of Amendment have been filed as an exhibit to this Current Report on Form 8-K.

Ninth Amended and Restated Bylaws

Effective November 30, 2021, we adopted the Ninth Amended and Restated Bylaws. Other than updating our name, the new bylaws are unchanged from the prior version. The new bylaws have been filed as an exhibit to this Current Report on Form 8-K.

Item 8.01.                              Other Events.

Third Amended and Restated Share Redemption Program

Effective December 1, 2021, we adopted a Third Amended and Restated Share Redemption Program. As amended, our ability to terminate the program has been revised. Specifically, our board of directors may modify or suspend our share redemption program if in its reasonable judgment it deems a suspension to be in our best interest and the best interest of our stockholders, such as when a redemption request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the redemption offer. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program is suspended, our board of directors will be required to consider at least quarterly whether the continued suspension of our share redemption program is in our best interests and the best interests of our stockholders. Our board of directors must affirmatively authorize the recommencement of the program if it is suspended before stockholder requests will be considered again. Our board of directors cannot terminate our share redemption program unless shares of our common stock were to list on a national securities exchange or where otherwise required by law.

The amended program also updates our named “key persons” to Rajat Dhanda, Gregory M. Moran, and James R. Mulvihill, and updates our name, that of our Operating Partnership and our Advisor.

The amended program has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
3.1*	Articles of Amendment
3.2*	Ninth Amended and Restated Bylaws
4.1*	Third Amended and Restated Share Redemption Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
December 3, 2021
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer